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                                                                   EXHIBIT 23(A)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the incorporation by reference in (i) the Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-51435),
(ii) the Registration Statements on Form S-8 (Nos. 33-12072; 33-26814; 33-33413; 33-41409; 33-60628; and 33-63208) and (iii) the Prospectus constituting part of the Post-Effective Amendment 1-D on Form S-8 to the Registration Statement on Form S-14 (No.2-87755) of Santa Fe Pacific Corporation of our report dated February 4, 1994 appearing on page 19 of Exhibit 13 of this Form 10-K/A.

                                          /s/ Price Waterhouse LLP

                                          Price Waterhouse LLP

Kansas City, Missouri

October 5, 1994